Exhibit 21.1
Company Subsidiaries
▪	NovaStar Certificates Financing Corporation, a Delaware corporation

▪	NFI Holding Corporation, a Delaware Corporation, and its subsidiaries
▪	NovaStar Asset Management Company, a Delaware corporation

▪	NovaStar Certificates Financing Corporation, a Delaware corporation

▪	NovaStar Credit Services, Inc., a Delaware corporation

▪	NovaStar Real Estate Holdings, Inc., a Delaware corporation

▪	NovaStar Home Mortgage, Inc., a Delaware corporation, and its subsidiary
▪	NovaStar Home Mortgage of South Carolina, Inc., a Delaware corporation
▪	NovaStar Mortgage, Inc., a Virginia corporation, and its subsidiaries
▪	NovaStar Mortgage Funding Corporation, a Delaware corporation

▪	NovaStar REMIC Financing Corporation, a Delaware corporation

▪	NovaStar Certificates Financing, LLC, a Delaware limited liability company
▪	NovaStar CDO Holdings, Inc. , a Delaware corporation, and its subsidiaries
▪	NovaStar ABS CDO I, Inc. , a Delaware corporation

▪	NovaStar ABS CDO I, Ltd., a Cayman Islands corporation
▪	NovaStar Mortgage Financing Corporation, a Delaware corporation

▪	Streetlinks National Appraisal Services, LLC, an Indiana limited liability company
▪	Corvisa, LLC, a Wisconsin limited liability company
▪	Tracecorp Settlement Services, LLC, a Delaware limited liability company

▪	Advent Financial Services, LLC, a Delaware limited liability company